PROSPECT SERVICING AGREEMENT


      THIS AGREEMENT is made and entered into as of this 25th day of November, 2002, by and among Brazos Mutual Funds, a Delaware business trust (the "Trust"), John McStay Investment Counsel, L.P., a Texas limited partnership (the "Adviser"), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, the Adviser is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment adviser;

      WHEREAS, the Adviser serves as investment adviser to each series of the Trust;

      WHEREAS, USBFS is, among other things, in the business of providing fulfillment services to mutual funds; and

      WHEREAS, the Trust and the Adviser desire to retain USBFS to provide fulfillment services for each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a "Fund", collectively the "Funds").

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    APPOINTMENT OF USBFS TO PROVIDE FULFILLMENT SERVICES

      The Trust and the Adviser hereby appoint USBFS to provide fulfillment services to the Trust on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.    DUTIES AND RESPONSIBILITIES OF USBFS

      USBFS shall provide the following fulfillment services for the Funds, including but not limited to:

      A.   Answer all prospective shareholder calls concerning each Fund.
      B. Send all available Fund fulfillment literature requested by a prospect within 24 hours from time of call.

      C. Ensure that all Fund fulfillment literature sent contains the most current information.
      D. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m. Central Time).
      E.   Maintain and store Fund fulfillment inventory.
      F. Send periodic fulfillment reports to the Trust as agreed upon between the parties.
      G. Maintain and preserve required books and records related to fulfillment services for the Trust under applicable federal and state securities laws and regulations of regulatory agencies.

      For purposes of this Agreement, "fulfillment literature" includes the prospectus and statement of additional information of a Fund (and any supplements), any annual and semi-annual shareholder report of a Fund (and any supplements), privacy notices and any advertisement or sales literature of a Fund approved by the Trust or the Adviser.

      In providing these services, USBFS represents and warrants that it will comply with all applicable laws and regulations.

3.    DUTIES AND RESPONSIBILITIES OF THE TRUST

      The Trust shall:

      A.   Provide Fund fulfillment literature updates to USBFS as necessary.
      B. File with the National Association of Securities Dealers, Inc., the Securities and Exchange Commission (the "SEC") and state regulatory agencies, as appropriate, all fulfillment literature that the Fund requests USBFS send to prospective shareholders.
      C. Supply USBFS with sufficient inventory of fulfillment literature as requested from time to time by USBFS.
      D. Provide USBFS with any sundry information about a Fund in order to answer prospect questions.

4.    COMPENSATION

      USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Trust shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date. To the extent such fees are not payable by the Trust, the

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

      Adviser shall be responsible for paying the remaining amount of fees to USBFS.

5.    DISCLAIMER OF LIABILITY

      This Agreement is executed on behalf of the Trust by its officers in their capacities as officers and not individually. The obligations of the Trust under this Agreement are not binding upon the Trust's trustees, officers, or shareholders individually, but are binding only upon the assets and property of the Trust to which the services performed pursuant to this Agreement relate. USBFS agrees that if obligations or liability relates to one or more Funds, the obligations or liability hereunder shall be limited to the respective assets of such Funds.

6.    INDEMNIFICATION; LIMITATION OF LIABILITY

      A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. The Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that USBFS may sustain or incur or that may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by the Trust as a result of the Trust's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement.

           USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

           In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

      B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. Indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

7.    PROPRIETARY AND CONFIDENTIAL INFORMATION

      USBFSagrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Trust's shareholders to any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

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

8.    TERM OF AGREEMENT; AMENDMENT

      This Agreement shall become effective as of the date first written above and will continue in effect for a period of three years. Subsequent to the initial three-year term, this Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

9.    GOVERNING LAW

      This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10.   DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has maintained the same, the Trust shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records and other data by such successor.

11.   NO AGENCY RELATIONSHIP

      Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for any other party to this Agreement, or to conduct business in the name, or for the account, of any other party to this Agreement.

12.   DATA NECESSARY TO PERFORM SERVICES

      The Trust or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Trust, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

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

13.   ASSIGNMENT

      This Agreement may not be assigned by any party without the prior written consent of the other parties.

14.   SEVERABILITY

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15.   RECORDS

      USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

16.   SURVIVAL

      Sections 4, 5, 6, 7, 10, 14 and 15 shall survive termination of this Agreement.

17.   NOTICES

      Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties' addresses set forth below:

      Notice to USBFS shall be sent to:

           U.S. Bancorp Fund Services, LLC
           615 East Michigan Street
           Milwaukee, WI 53202

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

      notice to the Trust shall be sent to:

           Brazos Mutual Funds
           Mr. Dan Hockenbrough
           5949 Sherry Lane
           Suite 1600
           Dallas, TX  75225

        and notice to the Adviser shall be sent to:

               John McStay Investment Counsel, L.P.
               Mr. Dan Hockenbrough
               5949 Sherry Lane
               Suite 1600
                      Dallas, TX  75225


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

BRAZOS MUTUAL FUNDS                         JOHN MCSTAY INVESTMENT COUNSEL, L.P.


By:  /s/ Dan L. Hockenbrough                By:  /s/ Dan L. Hockenbrough
     -------------------------------             -------------------------------


Title: President                            Title:  Business Manager
       -----------------------------                ----------------------------


U.S. BANCORP FUND SERVICES, LLC


By:  /s/ Joe Redwine
     -------------------------------


Title:  President
        ----------------------------

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

                                    EXHIBIT A
                                     TO THE
                          PROSPECT SERVICING AGREEMENT

                                   FUND NAMES

                     SEPARATE SERIES OF BRAZOS MUTUAL FUNDS

Name of Series                                                   Date Added
--------------                                                   ----------

Brazos Micro Cap Portfolio                                        11/25/02
Brazos Small Cap Portfolio                                        11/25/02
Brazos Mid Cap Portfolio                                          11/25/02
Brazos Real Estate Securities Portfolio                           11/25/02
Brazos Multi Cap Portfolio                                        11/25/02

                                    EXHIBIT B
                                     TO THE
                          PROSPECT SERVICING AGREEMENT

                                  FEE SCHEDULE

----------------------------------------------------------------------------------------------------
FULL SERVICE (INBOUND TELESERVICING AND KIT       LEAD CONVERSION REPORTING
--------------------------------------------      -------------------------
ASSEMBLY AND MAILING)                             Account Management $ 700/month
----------------------                            Database Installation, Setup $1,500/fund group

TIER 1 (0-50 orders per month)
Account Management $ 300/month
                                                  WEB ON-LINE FUND FULFILLMENT
                                                  ----------------------------
TIER 2 (51-250 orders per month)                  Account Management    $ 500/month
Account Management $ 300/month                    Installation, Setup   $   0 (NC)
First 50 orders          NC                       Per Retail Request    $ .40/retail request
Per order over 50        $ 4.00/order             Per Intermediary Request  $ .60/retail request

TIER 3 (251-500 orders per month)
Account Management  $ 1,000/month                 FOLLOW-UP SERVICES
                                                  ------------------
First 250 orders         NC                       Correspondence        $2.00/letter
Per order over 250       $ 3.50/order             E-mail Correspondence (Separate Quote)*
                                                  Telemarketing         (Separate Quote)*
TIER 4 (over 500 orders per month)                Customized Services   (Separate Quote)*
Account Management  $ 2,000/month
First 500 orders         NC                       *Dependent upon client requirements
Per order over 500       $ 3.00/order
                                                  All fees are billed monthly plus out-of-pocket
E-mail/internet Lead Origination - $2.50 per      expenses,  including, but not limited to:
request                                             Customized reporting development ($150.00/hour)
                                                    Postage, stationery
Service includes account management, lead           Programming, special reports
reporting, call servicing, database management,     Retention of records
kit assembly and mailing (excluding postage and     File transmission charges
materials).                                         Legal expenses
                                                    All other out-of-pocket expenses
INBOUND TELESERVICING (ONLY)
----------------------------
Account Management    $100/month
Call Servicing        $.99/minute

Base Reporting Services Included.
Assumes that client is responsible for costs associated with order delivery.

----------------------------------------------------------------------------------------------------

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